Exhibit 99.1

BioTime Receives FDA Premarket Notification Clearance for Premvia™ 510(k)

ALAMEDA, Calif.--(BUSINESS WIRE)--August 12, 2014--BioTime, Inc. (NYSE MKT: BTX) today announced that it has received notice from the FDA’s Center for Devices and Radiologic Health that Premvia™ has been cleared for marketing as a Class II medical device. Premvia™ is the first FDA-cleared member of BioTime’s HyStem® family of hydrogels, which are designed to mimic the natural structures of the human body’s extracellular matrix. According to the FDA clearance, the product is indicated for the management of wounds including: partial thickness, full-thickness, tunneling wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, donor skin graft sites, post-Moh’s surgery, post-laser surgery, podiatric wounds, wound dehiscence, abrasions, lacerations, second degree burns, skin tears and draining wounds.

The global market for aesthetic and reconstructive surgery was estimated to exceed $6 billion annually and is composed of many distinct market segments. Premvia™ is expected to serve a subset of these segments. “We plan to rapidly complete the review and implementation of the requisite quality and manufacturing documentation in advance of introducing the product to the market. Additionally the Company will undertake selected clinical studies to further refine the target market niches, and following that, will lay our final plans for associated marketing initiatives and strategies,” said William Tew, Ph.D., BioTime’s Chief Commercial Officer. “HyStem®-based products such as Premvia™ and Renevia™ (the latter anticipated to begin its pivotal clinical trial in Europe later this year) are anticipated to provide the company with opportunities for significant near-term revenue, while balancing the long-term opportunities created by the Company’s pluripotent stem cell technology platform, which provides the potential for the industrial-scale manufacture of all of the cellular components of the human body. Together, these matrices and cellular building blocks provide a combination of technology platforms that we believe can lead the industry in the revolution underway commonly called ‘regenerative medicine.’”

“Premvia™ utilizes unique patented technology that allows the crosslinking of collagen and hyaluronic acid and is compatible with cells and tissues,” remarked Dr. Gregory Keller, MD, FACS, Clinical Professor at UCLA and co-director of the UCLA/AAFPRS facial plastic surgery fellowship. “I am excited by the prospects of using Premvia™ in treating wounds resulting from a number of the approved indications in general aesthetic and reconstructive surgery.”

The clearance of Premvia™ in the United States will provide BioTime with a foundation for the development of even more advanced bioactive and cell-matrix combination products. The pivotal trial of Renevia™ (another HyStem®-based product) is expected to begin later this year in Europe, where BioTime is seeking a CE Mark for the use of Renevia™ in combination with cells for the purpose of lipotransfer in the treatment of HIV-related lipoatrophy. BioTime also is in the process of developing HyStem® technology for use in formulating a number of products manufactured from pluripotent stem cells using the Company’s proprietary PureStem® technology. Combination products of HyStem®-based hydrogels with PureStem® cell lines will require future human clinical trials.

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About HyStem®

BioTime’s HyStem® family of hydrogels are unique biomaterials that are designed as matrices and scaffolds in medical device, tissue engineering, and regenerative medicine applications. HyStem® hydrogels are distributed and sold worldwide by BioTime and its distributors for pre-clinical research. Renevia™, an injectable HyStem® hydrogel, is presently undergoing clinical evaluation in Europe as a delivery matrix for autologous adipose cells to treat the facial lipoatrophy associated with HIV. Clinical grade hydrogels are also available to support translational research and investigator initiated clinical studies. BioTime’s HyStem® technology is covered by two issued US patents with applications pending in the EU, Canada, Japan, and Australia.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias stock is traded under the symbol ASTYV.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE Market exchange, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com